For Immediate Release
June 19, 2018

People's United Financial To Acquire First Connecticut Bancorp, Inc.

BRIDGEPORT, CT – People's United Financial, Inc. (NASDAQ: PBCT), the holding company for People's United Bank, N.A., announced today an agreement to acquire First Connecticut Bancorp, Inc. (NASDAQ: FBNK), of Farmington CT, the holding company for Farmington Bank, in a 100% stock transaction valued at approximately $544 million. Completion of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of First Connecticut Bancorp, Inc. shareholders.

"We are excited to welcome Farmington Bank to People's United," said Jack Barnes, CEO, People's United Financial. "They have a long-standing relationship-based approach to serving their customers and complementary commercial and retail capabilities. This, coupled with their experienced team and similar culture, will strengthen our well-established presence in the region."

"People's United Bank is a premier brand with a rich 176-year history in the state of Connecticut," said John Patrick, Chairman, President and CEO, Farmington Bank. "Our customers will benefit from their broader array of products, enhanced access to technology and digital capabilities, as well as the bank's seven-day-a-week Stop & Shop branch locations."

Established in 1851, Farmington Bank is a community bank with 28 branches throughout Central Connecticut and Western Massachusetts. With $3.1 billion in assets, the bank has built a strong balance sheet by focusing on commercial and retail banking.

Barnes added, "As with the People's United Community Foundation, Farmington Bank has a strong commitment to community giving. With our shared focus, we will continue to positively impact the lives of individuals, families and businesses throughout Hartford County."

People's United expects the transaction to be $0.05 accretive to earnings per common share based on fully phased-in cost savings, with a tangible book value earn-back of approximately 3.5 years and an IRR of approximately 18%. The transaction is expected to close during the fourth quarter of 2018.
Under the terms of the agreement, which has been approved by both companies' boards of directors, First Connecticut Bancorp, Inc. shareholders will receive 1.725 shares of People's United Financial stock for each First Connecticut Bancorp, Inc. share. The transaction is valued at $32.33 per First Connecticut Bancorp, Inc. share, based on the closing price of People's United's common stock on June 18, 2018.

Keefe, Bruyette & Woods, Inc. served as financial advisor to People's United and Simpson Thacher & Bartlett LLP served as legal counsel to People's United.

Piper Jaffray & Co. served as financial advisor to First Connecticut Bancorp, Inc. and Hinckley Allen & Snyder LLP served as legal counsel to First Connecticut Bancorp, Inc.

Conference Call Information
More information regarding the strategic and financial implications of the acquisition will be provided in a People's United conference call and presentation taking place today, June 19, 2018, at 8:30 a.m. ET. The call will be broadcast live via https://edge.media-server.com/m6/p/zatz72mr through the bank's website peoples.com. To access the conference call, dial-in information is as follows: Domestic:  844-309-6713 and International: 484-747-6927, conference ID# 4086968. A replay of the presentation will be available June 19 (midnight) – June 25 (midnight): Domestic: 855-859-2056 and International: 404-537-3406, conference ID# 4086968.
About People's United Bank, N.A.
People's United Bank, N.A. is a subsidiary of People's United Financial, Inc. (NASDAQ: PBCT), a diversified financial services company with $44 billion in assets. People's United Bank, founded in 1842, is a premier, community-based, regional bank in the Northeast offering commercial and retail banking, as well as wealth management services through a network of nearly 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

About First Connecticut Bancorp, Inc.
First Connecticut Bancorp, Inc. is the holding company for Farmington Bank, a full-service community bank with 28 branch locations throughout Central Connecticut and Western Massachusetts, offering commercial and retail banking as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in their region. Farmington Bank has assets of $3.1 billion. For more information about Farmington Bank, visit farmingtonbankct.com.

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, People's United's and First Connecticut's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "plan," "predict," "project," "forecast," "guidance," "goal," "objective," "prospects," "possible" or "potential," by future conditional verbs such as "assume," "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, are difficult to predict and are generally beyond the control of either company. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in People's United's and First Connecticut's reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by First Connecticut shareholders on the expected terms and schedule, and including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the First Connecticut business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of People's United's products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the impact, extent and timing of technological changes and capital management activities; litigation; increased capital requirements, other regulatory requirements or enhanced regulatory supervision; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It
This communication is being made in respect of the proposed merger transaction involving People's United Financial, Inc. and First Connecticut Bancorp, Inc. People's United intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement of First Connecticut and a prospectus of People's United, and each party will file other documents regarding the proposed transaction with the SEC. A definitive proxy statement/prospectus will also be sent to the First Connecticut shareholders seeking any required shareholder approval. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of First Connecticut are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by People's United and First Connecticut with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, the documents filed by People's United may be obtained free of charge from People's United at www.peoples.com under the tab "Investor Relations" and then under the heading "Financial Information", and the documents filed by First Connecticut may be obtained free of charge from First Connecticut at www.firstconnecticutbancorp.com under the tab "Investor Relations" and then under the tab "SEC Filings." Alternatively, these documents, when available, can be obtained free of charge from People's United upon written request to People's United Financial, Inc., 850 Main Street, Bridgeport, Connecticut 06604, Attn: Investor Relations, or by calling (203) 338-4581, or by sending an email to Andrew.Hersom@peoples.com or from First Connecticut upon written request to First Connecticut Bancorp, Inc., 1 Farm Glen Boulevard, Farmington, Connecticut 06032, Attn: Investor Relations, or by calling (860) 284-6359, or by sending an email to Jdaukas@farmingtonbankct.com.

People's United and First Connecticut and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Connecticut in favor of the approval of the merger. Information regarding People's United's directors and executive officers is contained in People's United's Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 7, 2018, which are filed with the SEC. Information regarding First Connecticut's directors and executive officers is contained in First Connecticut's Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 29, 2018, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Media Contact:
Steven Bodakowski
Corporate Communications
203-338-4202
Steven.Bodakowski@peoples.com

Investor Contact:
Andrew Hersom
Investor Relations
203-338-4581
Andrew.Hersom@peoples.com